Exhibit 10.1



















                          PURCHASE AND SALE AGREEMENT
                 (OF OIL AND GAS PROPERTIES AND RELATED ASSETS)
             BETWEEN HIGH PLAINS GAS, LLC AND DURAMAX HOLDINGS, LLC































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                                     INDEX
                          PURCHASE AND SALE AGREEMENT
                 (OF OIL AND GAS PROPERTIES AND RELATED ASSETS)

Section

1.     The Properties
2.     Purchase Price
3.     Closing
4.     Effective Date, Proration of Production and Expenses
5.     Taxes
6.     Indemnity
7.     Representation and Warranties of Seller
     7.1     Organization
     7.2     Authority and Conflicts
     7.3     Authorization
     7.4     Enforceability
     7.5     Title
     7.6     Contracts
     7.7     Limitations and Claims
     7.8     Approvals and Preferential Rights
     7.9     Compliance with Law and Permits
     7.10     Status of Contracts
     7.11     Production Burdens, Taxes, Expenses and Revenues
     7.12     Pricing
     7.13     Production Balances
     7.14     Adverse Changes
     7.15     Well Status
     7.16     Equipment
     7.17     Current Commitments
     7.18     Accuracy of Representations
8.     Representations by Buyer
     8.1     Organization
     8.2     Authority
9.     Title and Other Examinations and Curative
10.     Conditions
11.     Transfer, Documentary Taxes, Commissions and Brokerage Fees
12.     Further Assurance, Intent
13.     Notices
14.     Parties in Interest
15.     Complete Agreement
16.     Survival
17.     Termination




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                          PURCHASE AND SALE AGREEMENT
                 (of Oil and Gas Properties and Related Assets)

     High  Plains  Gas,  LLC (including CEP - M Purchase, LLC), as "Seller," and
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Duramax  Holdings,  LLC,  as  "Buyer,"  are entering into this Purchase and Sale
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Agreement  (the  "Agreement"),  as  evidence  of Seller's agreement to sell, and
Buyer's agreement to buy the properties described in and subject to this Agreement.

     In consideration of the mutual covenants, conditions, and considerations provided below, Buyer and Seller agree as follows:

1. THE PROPERTIES. Seller shall assign and convey to Buyer all of Seller's interest in and to the following, all of which are collectively referred to in this Agreement as (the "Properties"):

     a. All of Seller's rights, title and interests (of whatever kind or character, whether legal or equitable, and whether vested or contingent) in and to the oil, gas and other minerals in and under and that may be produced from the lands described in Exhibit "A" including, without limitation, interests in oil, gas and/or mineral leases covering any part of the lands, overriding royalty interests, production payments, and net profits interests in any part of the lands or leases, fee royalty interests, fee mineral interests, and other interests in oil, gas and other minerals in any part of the lands, whether the lands are described in any of the descriptions set out in Exhibit "A" or by reference to another instrument for description, even though the Seller's interests may be incorrectly described in, or omitted from, Exhibit "A";

     b. All right, title, and interests of Seller in all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations, and/or orders and the properties covered or included in the units (including, without limitation, units formed under orders, rules, regulations, or other official acts of any federal, state or other authority having jurisdiction, voluntary unitization agreements, designations, and/or declarations, and any "working interest units" (created under operating agreements or otherwise) which relate to any of the Properties described in subparagraph a. above;

     c. All rights, title and interests of Seller in all presently existing and valid production sales (and sales related) contracts, operating agreements, and other agreements and contracts which relate to any of the Properties described in subparagraphs a. and b. above, or which relate to the exploration, development, operation, or maintenance of the Properties or the treatment, storage, transportation, or marketing of production from or allocated to the Properties; and,

     d. All rights, title and interests of Seller in and to all materials, supplies, machinery, equipment, improvements, and other personal property and fixtures (including, but not limited to the Properties, all wells, wellhead equipment, pumping units, flow lines, tanks, buildings, injection facilities, salt water disposal facilities, compression facilities, gathering systems, and other equipment), all easements, rights-of-way, surface leases, and other surface rights, all permits and licenses, and all other appurtenances, used or held for use in connection with or

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related to the exploration, development, operation, or maintenance of any of the
Properties described in subparagraphs a. and b. above, or the treatment, storage, transportation, or marketing of production from or allocated to the Properties.

2. PURCHASE PRICE. Buyer shall deliver to Seller at Closing, the sum of Five Million Three Hundred Thousand Dollars ($5,300,000.00) (the "Purchase Price"), subject to the adjustment provided for below. Buyer shall deposit the sum of One Hundred Thousand Dollars ($100,000) in Seller's attorney's Client Trust Account on or before December 1, 2010, to be applied against the Purchase Price at Closing. In the event the Closing does not occur by December 31, 2010 Buyer may request a refund of the original Deposit or the Buyer may request an extension of the contract for 30 days at which time Buyer will deposit an additional One Hundred Thousand Dollars ($100,000.00), non-refundable, to be applied against the Purchase Price at Closing, and the original One Hundred Thousand Dollar ($100,000.00) deposit will be considered non-refundable. In the event the Closing does not occur prior to January 31, 20011, the Buyer shall have the option to request an extension of the contract for 30 days and deposit another One Hundred Thousand Dollars ($100,000.00), non-refundable, to be applied against the Purchase Price at Closing. If additional time is requested by the Buyer in order to close, the Seller requests a serious conversation.

3. CLOSING. The sale and purchase of the Properties (the "Closing") shall be on December 18, 2010 (the "Closing Date") at Seller's offices in Gillette, Wyoming, or such other place and time as Buyer and Seller shall mutually agree. At Closing Seller shall deliver to Buyer executed assignments and instruments of conveyance of the Properties in form similar to those attached as Exhibit "B" and Buyer shall deliver to Seller the Purchase Price in the manner provided in
Section  2.

4. EFFECTIVE DATE, PRORATION OF PRODUCTION AND EXPENSES. The conveyance by Seller shall be effective as of 7 a.m. local time, where the Properties are located, on December 1, 2010 (the "Effective Date"). All production from the Properties and all proceeds from the sale of production prior to the Effective Date shall be the property of Seller. Seller shall be responsible for payment of all expenses attributable to the Properties prior to the Effective Date. Buyer shall be responsible for payment of all expenses attributable to the Properties after the Effective Date. An accounting for net proceeds from production less applicable expenses will be made according to a Settlement Agreement in form and substance similar to the Agreement in Exhibit "C." In addition to the adjustments made by the Agreement (Exhibit "C"), the Parties acknowledge that Seller has prior to Closing made payment for the Bonding required for the WOGCC, DEQ and BLM and Seller agrees to leave such Bonds in place as they apply to and are required for the operation of The Properties for at least one year. In the event that any State or Governmental agency does not allow the Seller to maintain the bonds after the Closing then the Buyer agrees to furnish the required bonds at the Buyers expense and release Sellers bonds. In any event, prior to the first annual anniversary of the Closing, Buyer shall secure its own bonding and cause Seller's bonds to be released.

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5.     TAXES.  Seller  shall  be  responsible  for  all  taxes  relating  to the
Properties prior to the Effective Date. Buyer shall be responsible for all taxes (exclusive of federal, state or local income taxes due by Seller) relating to the Property from and after the Effective Date.

6. INDEMNITY. Seller shall indemnify and hold Buyer, its directors, officers, employees, and agents harmless from and against any and all liability, liens, demands, judgments, suits, and claims of any kind or character arising out of, in connection with, or resulting from Seller's ownership of the Properties, for all periods prior to the Effective Date. Seller shall remain responsible for all claims relating to the drilling, operating, production, and sale of hydrocarbons from the Properties and the proper accounting and payment to parties for their interests and any retroactive payments, refunds, or penalties to any party or entity, insofar as any claims relate to periods of time prior to the Effective Date.

     Buyer shall indemnify and hold Seller harmless from and against any and all liability, liens, demands, judgments, suits, and claims of any kind or character arising out of, in connection with, or resulting from Buyer's ownership of the Properties, for periods from and after the Effective Date. Buyer shall be responsible for all claims relating to the drilling, operating, production, and sale of hydrocarbons from the Properties and the proper accounting and payment to parties for their interests, and any retroactive payments, refunds, or penalties to any party or entity as such claims relate to periods from and after the Effective Date.

     Buyer and Seller shall have the right to participate in the defense of any suit in which one of them may be a party without relieving the other party of the obligation to defend the suit.

7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

     7.1.     ORGANIZATION.  Seller  is  a  corporation  duly organized, validly
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existing,  and  in good standing under the laws of the State of Wyoming.  Seller is qualified to do business in and is in good standing under the laws of each state in which the Properties are located.

     7.2.     AUTHORITY  AND  CONFLICTS.  Seller  has  full  corporate power and
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authority  to  carry  on its business as presently conducted, to enter into this
Agreement, and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement shall not: (a) violate, conflict with, or require the consent of any person or entity under any provision of Seller's Articles of Incorporation or bylaws or other governing documents; (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice or both would constitute a default) or require any consent, authorization, or approval under any agreement or instrument to which Seller is a party or to which any of the Properties or Seller is bound, except as disclosed in Exhibit "A"; (c) violate any provision of or require any consent, authorization, or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule, or regulation applicable to Seller; or, (d) result in the creation of any lien, charge, or encumbrance on any of the Properties.

     7.3.     AUTHORIZATION.  The  execution  and delivery of this Agreement has
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been, and the performance of this Agreement and the transactions contemplated by this Agreement shall be at the time required to be performed, duly and validly authorized by all requisite corporate action on the part of Seller.

     7.4.     ENFORCEABILITY.  This  Agreement  has  been  duly  executed  and
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delivered  on  behalf of Seller and constitutes the legal and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, or moratorium statues, equitable principles, or other similar laws affecting the rights of creditors generally ("Equitable Limitations"). At Closing, all documents and instruments required to be executed and delivered by Seller shall be duly executed and delivered and shall constitute legal, valid, enforceable, and binding obligations of Seller, except as enforceability may be limited by Equitable Limitations.

     7.5.     TITLE.
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          7.5.1.  Seller has Marketable title to the Property.  For the purposes of this Agreement, "Marketable Title" means such title that will enable Buyer, as Seller's successor in title, to receive from each of the Properties at least the "Net Revenue Interest" for the wells identified on Exhibit "A" associated with each of the Properties, without reduction, suspension, or termination throughout the productive life of the wells, except for any reduction, suspension, or termination: (a) caused by Buyer, any of its affiliates successors in title or assigns; (b) caused by orders of the appropriate regulatory agency having jurisdiction over a Property that are promulgated after the Effective Date and that concern pooling, unitization, communitization, or spacing matters affecting a Property; (c) caused by any contract described in Exhibit "A" containing a sliding-scale royalty clause or other similar clause with respect to a production burden associated with a particular Property; or,
(d) otherwise set out in Exhibit "A." "Marketable Title" also means title that will obligate Buyer, as Seller's successor in title, to bear no greater "Working Interest" than the Working Interest for each of the wells identified on Exhibit "A" as being associated with each of the Properties, without increase throughout the productive life of the wells, except for any increase: (a) caused by Buyer, any of its affiliates, successors in title or assigns; (b) that also results in the Net Revenue Interest associated with the well being proportionately increased; (c) caused by contribution requirements provided for under provisions similar to those contained in the A.A.P.L. Form 610, Model Form Operating Agreement; (d) caused by orders of the appropriate regulatory agency having jurisdiction over a Property that are promulgated after the Effective Date and that concern pooling, unitization, communitization, or spacing matters affecting a particular Property; or, (e) otherwise set forth in Exhibit "A." "Marketable Title" means the Properties are free and clear of all encumbrances, liens, claims, easements, rights, agreements, instruments, obligations, burdens, or defects (collectively the "Liens"), except for Permitted Encumbrances.

          7.5.2. For the purposes of this Agreement, "Permitted Encumbrances" means: (a) liens for taxes not yet delinquent; (b) lessor's royalties, overriding royalties, reversionary interests, and similar burdens that do not operate to reduce the Net Revenue Interest of Seller in any of the Properties to less than the amount set forth on Exhibit "A"; (c) the consents and rights described in Exhibit "A" insofar as such contracts and agreements do not operate to increase the Working Interest of Seller or decrease the Net Revenue Interest of Seller, as set forth on Exhibit "A," for any of the Properties.

          7.5.3. Seller has good and defensible title, subject to the Permitted Encumbrances, to all of the Properties.

     7.6.     CONTRACTS.  Exhibit "A" contains a complete list of all contracts,
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agreements, undertakings (whether written or oral), and instruments that are not described in any other Exhibit to this Agreement that constitute a part of the Properties or by which the Properties are bound or subject. To the extent that such contracts apply to both The Properties acquired by Buyer and other assets retained by Seller, such as Firm Transportation Contracts, Seller will assign to Buyer a pro-rata share of such pipeline capacity to allow Buyer to transport their production.

     7.7.     LITIGATION  AND CLAIMS.  Except as is set forth on Exhibit "D," no
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claim,  demand,  filing, cause of action, administrative proceeding, lawsuit, or other litigation is pending, or to the best knowledge of Seller, threatened, that could now or later adversely affect the ownership or operation of any of the Properties, other than proceedings relating to the industry generally and to which Seller is not a named party. No written or oral notice from any governmental agency or any other person has been received by Seller: (a) claiming any violation or repudiation of all or any part of the Properties or any violation of any law or any environmental, conservation or other ordinance, code, rule or regulation; or, (b) require or calling attention to the need for any work, repairs, construction, alterations, or installations on or in connection with the Properties, with which Seller has not complied, or will be able to comply as of the Closing.

     7.8.     APPROVALS  AND  PREFERENTIAL  RIGHTS.  Exhibit  "E"  contains  a
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complete  and  accurate  schedule  of  all  approvals required to be obtained by
Seller for the assignment of the Properties to Buyer, and all preferential purchase rights that affect the Properties.

     7.9.     COMPLIANCE  WITH  LAW  AND  PERMITS.  The  Properties  have  been
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operated in compliance with the provision and requirements of the applicable oil and gas leases, and all laws, orders, regulations, rules, and ordinances issued or promulgated by all governmental authorities having jurisdiction with respect to the Properties. All necessary governmental certificates, consents, permits, licenses, or other authorizations with regard to the ownership or operation of the Properties have been obtained and no violations exist or have been recorded in respect of such licenses, permits or authorizations. None of the documents and materials filed with or furnished to any governmental authority with respect to the Properties contains any untrue statement of a material fact or omits any statement of a material fact necessary to make the statement not misleading.

     7.10.  STATUS  OF CONTRACTS.  All of the Contracts and other obligations of
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Seller  relating  to the Properties are in full force and effect.  Seller has no knowledge of any other party being in breach of or default of the Contracts, to the extent any breach or default has an adverse impact on any of the Properties. To Seller's knowledge, no other party has given or threatened to give notice of any default, inquired into any possible default, or taken action to alter, terminate, rescind, or procure a judicial reformation of any Contract. Seller does not anticipate any other party to a Contract will be in breach of, default under, or repudiate any of its obligations of a Contract, to the extent such breach, default, or repudiation will have an adverse impact on any of the Properties.

     7.11.  PRODUCTION  BURDENS,  TAXES,  EXPENSES  AND  REVENUES.  All rentals,
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royalties,  excess royalty, overriding royalty interests, and other payments due under or with respect to the Properties have been properly and timely paid. All ad valorem, property, production, severance, and other taxes based on or measured by the ownership of the Properties or the production from the Properties have been properly and timely paid. All expenses payable under the terms of the Contracts identified in Exhibit "A" have been properly and timely paid except for expenses currently paid, prior to delinquency, in the ordinary course of business. All proceeds from the sale of production are being properly and timely paid to Seller by the purchasers of production, without suspense.

     7.12. PRICING.  The prices being received for production do not violate any
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contract,  law or regulation.  Where applicable, all of the wells and production from the wells have been properly classified under appropriate governmental regulations.

     7.13.  PRODUCTION BALANCES.  Except as described in Schedule 7.13., none of
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the  purchasers under any production sales contracts are entitled to "makeup" or otherwise receive deliveries of oil or gas at any time after the Effective Date without paying, at such time, the full contract price for oil or gas. No person is entitled to receive any portion of the interest of Seller in any oil or gas, or to receive cash or other payments to "balance" any disproportionate allocation of oil or gas under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements.

     7.14.  ADVERSE  CHANGES.  Since  the  execution  of  this  Agreement,  the
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Properties,  viewed  as  a whole, have not experienced any material reduction in the rate of production, other than changes in the ordinary course of operations, changes that result from depletion in the ordinary course of operations, and changes that result from variances in markets for oil and gas production. None of the Properties have suffered any material destruction, damage or loss.

     7.15. WELL STATUS.  There are no wells located on the Properties that:  (a)
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Seller is currently obligated by law or contract to plug and abandon; (b) Seller will  not  be  obligated  by
law or contract to plug or abandon with the lapse of time or notice or both because the well is not currently capable of producing in commercial quantities;
(c) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the Properties; or, (d) to the best knowledge of Seller, have been plugged and abandoned but have not been plugged in accordance with all applicable requirements of each regulatory authority having jurisdiction over the Properties.

     7.16. EQUIPMENT.  Although the Seller believes the equipment constituting a
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part  of  the  Properties  is  in  good  repair,  working  order,  and operating condition, and is adequate for the operation of the Properties, the Seller makes no warranty, expressed or implied, as to the working condition of the equipment and any and all equipment is sold as-is-where-is.

     7.17.  CURRENT  COMMITMENTS.  Exhibit "F" contains a true and complete list
            --------------------
of: (a) all authorities for expenditure ("AFEs") and other oral or written commitments to drill or rework wells on the Properties or for capital expenditures pursuant to any Contracts, that have been proposed by any person on or after the Effective Date, whether or not accepted by Seller or any other person; and, (b) all AFEs and oral or written commitments to drill or rework wells or for other capital expenditures pursuant to any Contracts, for which all of the activities anticipated in AFEs or commitments have not been completed by the date of this Agreement.

     7.18.  ACCURACY OF REPRESENTATION.  No representation or warranty by Seller
            --------------------------
in this Agreement or any agreement or document delivered by Seller pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in any representation or warranty, in light of the circumstances under which it was made, not misleading. There is no fact known to Seller that materially and adversely affects, or may materially and adversely affect the operation, prospects or condition of any portion of the Properties that has not been identified in this Agreement.

8. REPRESENTATIONS BY BUYER. Buyer represents to Seller that the following statements are true and correct:

     8.1.     ORGANIZATION.  Buyer  is  a Wyoming limited liability company duly
              ------------
organized, in good standing, and qualified to carry on its business in each state in which the Properties are located, and has the power and authority to carry on its business as presently conducted, to own and hold the Properties, and to perform all obligations required by this Agreement.

     8.2.     AUTHORITY.  Pursuant  to  its  bylaws  and  certificate  of
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organization,  Buyer  has  the power and authority to acquire, own, and hold the
Properties  and  to  perform  the  obligations  required  by  this  Agreement.

9.     TITLE  AND  OTHER  EXAMINATIONS  AND  CURATIVE.

     9.1. Prior to Closing, Buyer shall examine title to the Properties at its own expense. However, Seller shall make available to Buyer all of Seller's title opinions, certificates of title, abstracts of title, title data, records and files relating to the Properties (including without limitation all well files and well logs) and information relating to the Properties as soon as possible after the execution of this Agreement. Seller will, at Seller's expense, use Seller's best efforts to promptly cure all title defects discovered by Buyer and obtain all consents and waivers of preferential or other rights to purchase from third parties and governmental authorities as in the opinion of Buyer may be desirable or necessary to the conveyance, assignment, and transfer to Buyer of the Properties. In the event title to the Properties is not satisfactory, or if the Properties are otherwise not as represented, Buyer may, at its option, either terminate this Agreement at any time on or before Closing, or reduce the Purchase Price by an amount agreeable to both parties. Seller shall promptly furnish Buyer a copy of all gas contracts, gas transportation and treating agreements, operating agreements and all amendments to each, and provide a schedule showing the status of any gas balancing, take or pay, or other similar arrangements.

     9.2. If Buyer's review and appraisal of the data, Contracts and agreements reflects such data, Contracts, or agreements are materially different, and that such difference results in a material difference in the value of the Properties, from those assumed by Buyer at the time of itsoffer, Buyer shall have the option to either terminate this Agreement without penalty or request renegotiations of the Purchase Price, or agree to replacement with other acreage acceptable to Buyer, to reflect the adverse changes. Except for title matters, Buyer must exercise this option, if applicable, on or before Closing, or any material differences shall be deemed waived, but without prejudice to Buyer's other rights under this Agreement.

10. CONDITIONS. The consummation of the sale and purchase contemplated by this Agreement will be subject to the following conditions:

     10.1. The representations and warranties by Seller set forth in Section 7 shall be true and correct in all material respects as of the date when made and as of the Closing.

     10.2. There shall have been no material adverse change in the condition of the Properties except depletion through normal production within authorized allowables and rates of production, depreciation of equipment through ordinary wear and tear, and other transactions permitted under this Agreement or approved in writing by Buyer between the date of this Agreement and Closing.

     10.3. All requirements made by Buyer with regard to title to the Properties shall have been fully satisfied or waived by Buyer. All consents, approvals and authorizations of assignments, and waivers of preferential rights to purchase required by Buyer shall have been submitted to and approved by Buyer.

     10.4. Seller and Buyer understand and agree that if: (1) title to the Properties is not satisfactory to Buyer; (2) Seller's actual interests in the Properties is different than as represented by Seller and the difference causes a diminution in Seller's net revenue interest of more than two (2%) of that which Seller represents to own; (3) contracts, claims or litigation to which Buyer takes exception are material; or, (4) Seller fails to comply with any of the conditions set forth in this Agreement; Buyer may, at its option, either terminate this Agreement at any time on or before Closing, or reduce the Purchase Price by an amount agreeable to both parties or substitute property acceptable to Buyer. However, any reduction in Seller's net revenue interests below that which is represented in Exhibit "A" shall result in an automatic reduction in the Purchase Price commensurate with the reduction in such net revenue interest.

     10.5. The parties shall have performed or complied with all agreements and covenants required by this Agreement of which performance or compliance is required prior to or at Closing.

     10.6. All legal matters in connection with and the consummation of the transactions contemplated by this Agreement shall be approved by counsel for Buyer and there shall have been furnished by Seller such records and information as Buyer's counsel may reasonably request for that purpose.

     10.7. Notwithstanding anything to the contrary in this Agreement, at Buyer's option, Buyer shall have the unilateral right to terminate this Agreement not later than Closing if Buyer determines it does not have the rights to obtain and maintain the rights to be Operator of the Properties pursuant to existing Operating Agreements at Closing. Operations shall be transferred from Seller to Buyer at Closing.

11. TRANSFER, DOCUMENTARY TAXES, COMMISSIONS, AND BROKERAGE FEES. Seller shall pay and bear all documentary or transfer taxes resulting from this transaction. No commission or brokerage fees will be paid by Buyer in connection with this transaction. Seller will indemnify and hold Buyer harmless from any claims of brokers or finders acting, or claiming to be have acted, on behalf of Seller.

12. FURTHER ASSURANCES, INTENT. It is Seller's intent to convey to Buyer all of Seller's interests, legal, beneficial, or equitable in the Properties. Seller agrees to execute and deliver to Buyer all instruments, conveyances, and other documents and to do such other acts not inconsistent with this Agreement as may be necessary or advisable to carry out Seller's intent.

13. NOTICES. At notices and communications required or permitted under this Agreement shall be in writing, delivered to or sent by U.S. Mail or Express Delivery, postage prepaid, or by prepaid telegram, or facsimile addressed as follows:

          Seller: High Plains Gas, LLC; 105 W. Lakeway Road; Gillette, WY 82718

          Buyer: Duramax Holdings, LLC; P.O. Box 634; Cheyenne, WY 82003


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14.     PARTIES  IN  INTEREST.  This Agreement shall inure to the benefit of and be binding upon Seller and Buyer and their respective successors and assigns. However, no assignment by any party shall relieve any party of any duties or obligations under this Agreement.

15. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement between the parties regarding the purchase and sale of the Properties. Where applicable, all of the terms of this Agreement shall survive the Closing.

16. SURVIVAL. All representatives and warranties in this Agreement shall be deemed conditions to the Closing. The representatives and warranties recited in
Section 7. shall not survive the Closing except for: (Identify those Representations and Warranties that will Survive Closing.) All other terms of Agreement shall survive the Closing, including, but not limited to, the indemnification and hold harmless provisions contained in Section 6.

17. TERMINATION. Should either party terminate this Agreement pursuant to a right granted in this Agreement to do so, the termination shall be without liability to the other party, and the non-terminating party shall have no liability to the terminating party.

                              HIGH  PLAINS  GAS,  LLC,  SELLER

                              by   \s\ Mark Hettinger
                                   ------------------
                                   Mark  Hettinger,  Managing  Member

                              DURAMAX  HOLDINGS,  LLC,  BUYER


                              by   \s\ James Kintz
                                   ---------------
                                   James  Kintz,  Authorized  Agent